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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-140887 of Behringer Harvard Opportunity REIT II, Inc. on Form S-11 of our reports dated November 12, 2010 and January 26, 2011, related to the statement of revenues and certain operating expenses of Parrot's Landing, a multi-family community located in North Lauderdale, Florida and of Interchange Business Center, a four-building, Class A industrial property located in San Bernardino, California, for the year ended December 31, 2009, (which reports on the statements of revenues and certain operating expenses express an unqualified opinion and include explanatory paragraphs referring to the purpose of the statements) appearing in the Current Reports on Form 8-K/A of Behringer Harvard Opportunity REIT II, Inc. dated November 12, 2010 and January 26, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Saville, Dodgen & Company, PLLC
Saville, Dodgen & Company, PLLC
Dallas, Texas April 18, 2011

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  Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS